Registration No. 333-

As filed with the Securities and Exchange Commission on June 20, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MAC-GRAY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3361982 (I.R.S. Employer Identification No.)

404 WYMAN STREET, SUITE 400

WALTHAM, MASSACHUSETTS 02451-1212

(781) 487-7600

(Address of Principal Executive Offices)

MAC-GRAY CORPORATION
2009 STOCK OPTION AND INCENTIVE PLAN

AS AMENDED

(Full Title of the Plans)

Stewart Gray MacDonald, Jr.

Chief Executive Officer

Mac-Gray Corporation

404 Wyman Street, Suite 400

Waltham, Massachusetts 02451-1212

(781) 487-7600

(Name and Address of Agent For Service)

With copies to:

Robert P. Whalen, Jr., Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

Tel: (617) 570-1000

Fax: (617) 523-1231

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value (2)	1,800,000 shares	(3)	$14.50	(4)	$26,100,000	$3,030.21

(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the Mac-Gray Corporation 2009 Stock Option and Incentive Plan, as amended (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2)  This Registration Statement also relates to the rights to purchase shares of Series A Junior Participating Cumulative Preferred Stock of the Registrant that are attached to all shares of common stock issued pursuant to the terms of the Registrant’s Shareholder Rights Agreement, dated as of June 8, 2009.  Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred with and only with such common stock.  Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for the common stock.

(3)  Represents shares of common stock available for future issuance under the Plan.

(4)  Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low sales prices on the New York Stock Exchange on June 17, 2011.

NOTE

This Registration Statement on Form S-8 registers 1,800,000 additional shares of the common stock, par value $0.01 per share (“Common Stock”), of Mac-Gray Corporation (the “Company” or the “Registrant”) which may be issued pursuant to the Mac-Gray 2009 Stock Option and Incentive Plan, as amended (the “Plan”). The securities subject to this Registration Statement are of the same class of the Registrant for which the Registrant previously filed two Registration Statements on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, the contents of the Registrant’s Registration Statements on Form S-8, File No. 333-159425 and File No. 333-168492, as filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2009 and August 3, 2010, respectively, are hereby incorporated by reference pursuant to General Instruction E to Form S-8. After giving effect to this Registration Statement, an aggregate of 4,100,000 shares of the Registrant’s Common Stock have been registered for issuance pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)                                  The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Commission on March 14, 2011;

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the Commission on May 6, 2011;

(c)                                  The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 10, 2011, May 4, 2011 and May 24, 2011;

(d)                                 The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(b) of the Exchange Act on October 14, 1997; and

(e)                                  The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(b) of the Exchange Act on June 10, 2009, as amended by the Registrant’s Registration Statement on Form 8-A/A, filed with the Commission pursuant to Section 12(b) of the Exchange Act on June 18, 2009.

All documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.           Exhibits.

No.	Description
4.1	Amendment No. 1 to Amendment and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.02 to the Registrant’s Form 10-K (File No. 001-13495), filed on March 14, 2011)

4.2	Amendment No. 1 to Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K/A (File No. 001-13495), filed on October 29, 2010)

4.3

Amended and Restated Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Mac-Gray Corporation classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement of Form 8-A/A (File No. 001-13495) filed on June 18, 2009)

4.4

Shareholder Rights Agreement, dated as of June 8, 2009, between Mac-Gray Corporation and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-A (File No. 001-13495), filed on June 10, 2009)

4.5	Amendment No. 2 to the Mac-Gray Corporation 2009 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-13495) filed on May 24, 2011)

5.1	Opinion of Goodwin Procter LLP (filed herewith)

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, in the Commonwealth of Massachusetts, on this 20th day of June, 2011.

Mac-Gray Corporation

By:	/s/ Stewart Gray MacDonald, Jr.
Stewart Gray MacDonald, Jr.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Mac-Gray Corporation., hereby severally constitute and appoint Stewart Gray MacDonald, Jr, and Michael J. Shea, and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Mac-Gray Corporation to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities below on the 20th day of June, 2011.

Signatures	Title

/s/ Stewart Gray MacDonald, Jr.	Chief Executive Officer (Principal Executive Officer)
Stewart Gray MacDonald, Jr.

/s/ Michael J. Shea	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial
Michael J. Shea	Officer and Principal Accounting Officer)

/s/ David W. Bryan	Director
David W. Bryan

/s/ Thomas E. Bullock	Director
Thomas E. Bullock

/s/Bruce C. Ginsberg	Director
Bruce C. Ginsberg

/s/ Christopher T. Jenny	Director
Christopher T. Jenny

/s/ Edward F. McCauley	Director
Edward F. McCauley

/s/ William F. Meagher	Director
William F. Meagher

/s/ Alastair G. Robertson	Director
Alastair G. Robertson

/s/ Mary Ann Tocio	Director
Mary Ann Tocio

EXHIBIT INDEX

No.	Description
4.1	Amendment No. 1 to Amendment and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.02 to the Registrant’s Form 10-K (File No. 001-13495), filed on March 14, 2011)

4.2	Amendment No. 1 to Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K/A (File No. 001-13495), filed on October 29, 2010)

4.3

Amended and Restated Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Mac-Gray Corporation classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement of Form 8-A/A (File No. 001-13495) filed on June 18, 2009)

4.4

Shareholder Rights Agreement, dated as of June 8, 2009, between Mac-Gray Corporation and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-A (File No. 001-13495), filed on June 10, 2009)

4.5	Amendment No. 2 to the Mac-Gray Corporation 2009 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-13495) filed on May 24, 2011)

5.1	Opinion of Goodwin Procter LLP (filed herewith)

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement)